EXHIBIT 21


                 SUBSIDIARIES OF REGISTRANTS



IDACORP, Inc:

1.   Idaho Power Company, an Idaho Corporation

2.   Ida-West Energy Company, an Idaho Corporation

3.   IDACORP Services Company, a Nevada Corporation, doing

     business as Idaho Power Services Company and IDACORP

     Solutions

4.   Allied Utility Network, LLC., a Delaware Limited

     Liability company

5.   IDACORP Energy Services Company, a Nevada Corporation

6.   IDACORP Energy Solutions L.P., A Delaware Limited

     Partnership

7.   IDACORP Technologies, Inc., an Idaho Corporation

8.   IDATECH, LLC, an Oregon Limited Liability Company

9.   Idaho Solar Power, LLC., a Washington Limited Liability

     Company

10.  Applied Power Corporation, a Washington Corporation*

11.  IDACORP Financial Services, Inc., an Idaho Corporation

12.  IDACOMM, Inc., an Idaho Corporation

13.  RMC, Inc., an Idaho Corporation



Idaho Power Company


1.   Idaho Energy Resources Company, a Wyoming Corporation

2.   Idaho Power Resources Corporation, an Idaho Corporation

3.   Pathnet/Idaho Power Equipment, LLC., a Delaware Limited

     Liability Company



*Note:  On January 1, 2001 this subsidiary was sold.